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                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee
of Defined Asset Funds--Government Securities Income Fund, Monthly Payment U.S. Treasury Series--15 (Laddered Maturities)

We consent to the use in Post-Effective Amendment No. 4 to Registration Statement No. 33-49181 of our opinion dated January 31, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
February 19, 1997